UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

September 17, 2007

Date of Report (Date of earliest event reported)

BASIN WATER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51991	20-4736881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8731 Prestige Court Rancho Cucamonga, CA	91730
(Address of principal executive offices)	(Zip Code)

(909) 481-6800

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 17, 2007, each of the following directors of Basin Water, Inc. (“Basin Water”) established a stock trading plan for the sale of shares of common stock of Basin Water in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): Victor J. Fryling, Director; and Keith R. Solar, Director.

This type of trading plan generally allows a corporate insider to gradually diversify holdings of company stock while minimizing any market effects of such trades by spreading them out over an extended period of time and eliminating any market concern that such trades were made by a person while in possession of material nonpublic information. Consistent with Rule 10b5-1, Basin Water’s insider trading policy permits personnel to implement Rule 10b5-1 trading plans provided that, among other things, such personnel are not in possession of any material nonpublic information at the time they adopt such plans.

Under these stock plans, the plan’s agent will undertake to sell specified numbers of shares if the stock is trading above certain prearranged minimum prices. After implementation of the plans, the individual stockholders will have no control over the timing of any sales under the plans. Any sales under the plans will be publicly disclosed to the extent required by Rule 16a-3 of the Exchange Act.

Pursuant to the stock trading plan adopted by Mr. Fryling, the sale of up to 20,000 shares of Basin Water common stock currently beneficially owned by him may occur at a minimum price of $18.00 per share. The earliest any sale may occur under Mr. Fryling’s plan is two weeks after the effective date of the plan. Mr. Fryling’s plan terminates upon the earlier of the sale of all shares or August 31, 2008.

Pursuant to the stock trading plan adopted by Mr. Solar, the sale of up to 80,000 shares of Basin Water common stock currently beneficially owned by him may occur at minimum prices ranging from $13.00 to $20.00 per share. The earliest any sale may occur under Mr. Solar’s plan is one month after the effective date of the plan. Mr. Solar’s plan terminates upon the earlier of the sale of all shares or May 15, 2008.

Basin Water does not undertake to report Rule 10b5-1 plans that may be adopted by any of its officers or directors in the future, or to report any modification, termination, transaction or other activity under any publicly announced plan, except to the extent required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIN WATER, INC.
(Registrant)

Date: September 17, 2007	By:	/s/ Thomas C. Tekulve
Thomas C. Tekulve
Chief Financial Officer, Treasurer & Assistant Secretary

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